Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Turnstone Biologics Corp. 2023 Equity Incentive Plan, and the 2023 Employee Stock Purchase Plan of our report dated March 22, 2024, with respect to the consolidated financial statements of Turnstone Biologics Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Diego, California

May 13, 2024